Exhibit 10.2

Whole Earth Brands, Inc.

Restricted Stock Units Notice
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

Name of Grantee:

This Notice evidences the award of restricted stock units (each, an “RSU,” and collectively, the “RSUs”) of Whole Earth Brands, Inc., a Delaware corporation (the “Company”), that have been granted to you pursuant to the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms of the attached Restricted Stock Units Agreement (the “Agreement”). This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. Each RSU is equivalent in value to one share of the Company’s Common Stock and represents the Company’s commitment to issue one share of the Company’s Common Stock at a future date, subject to the terms of the Agreement and the Plan. The RSUs are credited to a separate account maintained for you on the books and records of the Company (the "Account"). All amounts credited to the Account will continue for all purposes to be part of the general assets of the Company.

Grant Date:

Vesting Commencement Date:

Expiration Date:

Number of RSUs: [#]

Vesting Schedule:

Whole Earth Brands, Inc.	Date

I acknowledge that I have carefully read the Agreement. I agree to be bound by all of the provisions set forth in the Agreement. I also consent to electronic delivery of all notices or other information with respect to the RSUs or the Company.

Signature of Grantee	Date

Whole Earth Brands, Inc.

Restricted Stock Units Agreement
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

1.             Terminology. Unless otherwise provided in this Agreement, capitalized terms used herein are defined in the Glossary at the end of this Agreement.

2.             Vesting. All of the RSUs are nonvested and forfeitable as of the Grant Date. So long as your Service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the RSUs will become vested and nonforfeitable in accordance with the vesting schedule set forth in the Notice. Except for the circumstances, if any, described in the Notice, none of the RSUs will become vested and nonforfeitable after your Service ceases.

3.             Termination of Service. Unless otherwise provided in the Notice, if your Service with the Company ceases for any reason, all RSUs that are not then vested and nonforfeitable will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and you will have no further right, title or interest in or to such RSUs or the underlying shares of Common Stock.

4.             Restrictions on Transfer. Except to the extent permitted under Section 9(b) of the Plan, neither this Agreement nor any of the RSUs may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and the RSUs shall not be subject to execution, attachment or similar process. All rights with respect to this Agreement and the RSUs shall be exercisable during your lifetime only by you or your guardian or legal representative. Notwithstanding the foregoing, the RSUs may be transferred upon your death by last will and testament or under the laws of descent and distribution.

5.             Settlement of RSUs.

(a)           Manner of Settlement. You are not required to make any monetary payment (other than applicable tax withholding, if required) as a condition to settlement of the RSUs. The Company will issue to you, in settlement of your RSUs and subject to the provisions of Section 6 below, the number of whole shares of Common Stock that equals the number of whole RSUs that become vested, and such vested RSUs will terminate and cease to be outstanding upon such issuance of the shares. Upon issuance of such shares, the Company will determine the form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) and may deliver such shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason.

(b)           Timing of Settlement. Your RSUs will be settled by the Company, via the issuance of Common Stock as described herein, on the date that the RSUs become vested and nonforfeitable. However, if a scheduled issuance date falls on a Saturday, Sunday or federal holiday, such issuance date shall instead fall on the next following day that the principal executive offices of the Company are open for business. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your RSUs are scheduled to be issued on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s Common Stock in the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be issued and delivered on such Original Distribution Date and shall instead be issued and delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs. In all cases, the issuance and delivery of shares under this Agreement is intended to comply with Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such a manner.

6.             Tax Withholding. On or before the time you receive a distribution of the shares subject to your RSUs, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and social insurance or National Insurance Contributions withholding obligations of the Company or any Affiliate which arise in connection with your RSUs, including, without limitation, obligations arising upon (i) the grant, vesting, in whole or in part, of the RSUs, (ii) the transfer, in whole or in part, of any shares acquired upon vesting of the RSUs, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon vesting of the RSUs (the “Tax Obligations”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Tax Obligations relating to your RSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Agreement to satisfy the Tax Obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the RSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 2) equal to the amount of such Tax Obligations; provided, however, that the number of such shares of Common Stock so withheld shall not exceed, by more than the Fair Market Value of one share of Common Stock, the amount necessary to satisfy the Company’s required Tax Obligations using the statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. The RSUs are not vested unless the Tax Obligations of the company are satisfied. Accordingly, unless the Tax Obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock. In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. You acknowledge that the ultimate liability for all Tax Obligations legally due by you is and remains your responsibility and that the Company makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the RSUs.

7.             Adjustments for Corporate Transactions and Other Events.

(a)           Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of outstanding RSUs shall, without further action of the Administrator, be adjusted to reflect such event; provided, however, that any fractional RSUs resulting from any such adjustment shall be eliminated. Adjustments under this paragraph will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)           Merger, Consolidation and Other Events. If the Company shall be the surviving or resulting corporation in any merger or consolidation and the Common Stock shall be converted into other securities, the RSUs shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled. If the stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled, in the same manner and to the same extent as the RSUs.

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8.             Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice, subject to applicable law, and whether or not such discharge results in the forfeiture of any nonvested and forfeitable RSUs or any other adverse effect on your interests under the Plan.

9.             Rights as Stockholder. You shall not have any of the rights of a stockholder with respect to any shares of Common Stock that may be issued in settlement of the RSUs until such shares of Common Stock have been issued to you. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date such shares are issued.

10.          The Company’s Rights. The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.          Restrictions on Issuance of Shares. The issuance of shares of Common Stock upon settlement of the RSUs shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the RSUs, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

12.          Notices. All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company, or in the case of notices delivered to the Company by you, addressed to the Administrator, care of the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award of RSUs by electronic means or to request your consent to participate in the Plan or accept this award of RSUs by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.          Entire Agreement. This Agreement, together with the relevant Notice and the Plan, contain the entire agreement between the parties with respect to the RSUs granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the RSUs granted hereunder shall be void and ineffective for all purposes.

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14.          Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the RSUs as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

15.          Section 409A. This Agreement and the RSUs granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4). In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption. Notwithstanding the foregoing, if it is determined that the RSUs fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2). For purposes of Section 409A of the Code, the payment of dividend equivalents under Section 5 of this Agreement shall be construed as earnings and the time and form of payment of such dividend equivalents shall be treated separately from the time and form of payment of the underlying RSUs.

16.          No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this award of RSUs and shall not be liable to you for any adverse tax consequences to you arising in connection with this award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

17.          Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

18.          No Funding. This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving the grant of RSUs.

19.          Effect on Other Employee Benefit Plans. The value of the RSUs subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

20.          Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.

21.          Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

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22.          Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23.          Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; (vi) agree that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form; and (v) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

24.          Service Conditions. By your signing the Notice, you acknowledge and agree that:

(i)            the grant of a restricted stock unit award is a one-time benefit which does not create any contractual or other right to receive future grants of restricted stock units, or compensation in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past;

(ii)           all determinations with respect to any such future grants and the terms thereof will be at the sole discretion of the Committee;

(iii)          the value of the restricted stock units is an extraordinary item of compensation which is outside the scope of your employment contract, if any;

(iv)          the value of the restricted stock units is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits;

(v)           the vesting of the restricted stock units ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement;

(vi)          the Company does not guarantee any future value of the restricted stock units; and

(vii)         no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or shares of Common Stock and you irrevocably release the Company and/or any Affiliate from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim;

(viii)        any notice period mandated under applicable law shall not be treated as Service for the purpose of determining the vesting of the RSUs; and your right to vesting of shares of Common Stock in settlement of the RSUs after termination of Service, if any, will be measured by the date of termination of your active Service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether your Service has terminated and the effective date of such termination;

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(ix)          the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(x)           your participation in the Plan shall not create a right to further Service with the Company or another Affiliate and shall not interfere with the ability of with the Company or another Affiliate to terminate your Service at any time, with or without cause, subject to applicable law;

(xi)          you are voluntarily participating in the Plan;

(xii)         in the event that you are not an employee of an Affiliate, the RSUs grant will not be interpreted to form an employment contract or relationship with an Affiliate.

25.          Personal Data.

The following provisions shall only apply to you if you reside outside the US, the EU, and EEA:

(a)           You voluntarily consent to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of your personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Company and/or any Affiliate for the exclusive purpose of implementing, administering, and managing your participation in the Plan. If you choose not to participate in the Plan, your employment status or service with the Company and/or any Affiliate will not be adversely affected.

(b)           You understand that the Company and/or any Affiliate may collect, maintain, process and disclose, certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and, managing the Plan.

(c)           You understand that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

(d)           You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan, including to maintain records regarding participation. You understand that if you reside in certain jurisdictions, to the extent required by applicable law, you may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these RSUs, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing these consents on a purely voluntary basis. If you do not consent or if you later seek to revoke your consent, your engagement as a service provider with the Company and/or any Affiliate will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company will not be able to grant you RSUs under the Plan or administer or maintain RSUs. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan (including the right to retain the RSUs). You understand that you may contact your local human resources representative for more information on the consequences of your refusal to consent or withdrawal of consent.

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The following provisions shall only apply to you if you reside in the EU or EEA, or EU privacy laws are otherwise applicable:

(a)           Data Collected and Purposes of Collection. You understand that the Company, acting as controller, as well as the employing Affiliate, will process, to the extent permissible under applicable law, certain Data about you, including name, home address and telephone number, information necessary to process the RSUs (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all RSUs granted, canceled, vested, unvested or outstanding in your favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting. The Data is collected from you, and from the Company and/or any Affiliate, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to your interest and fundamental rights. The Data must be provided in order for you to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If you do not provide Data, you will not be able to participate in the Plan and become a party to this Agreement.

(b)           Transfers and Retention of Data. You understand that the Data will be transferred to and among the Company and/or any Affiliate, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above. You understand that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Company and/or any Affiliate transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data. You have a right to obtain details of the mechanism(s) under which your Data is transferred outside of the European Economic Area, or the United Kingdom, which you may exercise by contacting [Insert appropriate contact].

(c)           Your Rights in Respect of Data. You have the right to access your Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to applicable law, you are entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, you may be entitled to the following rights in regard to your Data: (i) to object to the processing of Data; (ii) to have your Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of your Data so that it is stored but not actively processed (e.g., while the Company assesses whether you are entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Agreement or generated by you, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise your rights, you may contact the applicable human resources representative. You may also contact the relevant data protection supervisory authority, as you have the right to lodge a complaint.

26.          Country-Specific Terms, Conditions, and Notices. Notwithstanding any provisions in this Agreement, the RSUs grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for your country (the “Appendix”). Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you unless determined otherwise by the Company.

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Appendix to

Whole Earth Brands, Inc.

Restricted Stock Units Notice
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

FOR NON-US PARTICIPANTS

This Appendix includes additional notifications, terms and conditions that govern the RSUs granted to you under the Plan if you reside in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or this Agreement.

You understand and agree that the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the RSUs vest under the Plan.

You further understand and agree that if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after grant of the RSUs, or is considered a resident of another country for applicable law purposes, the information contained herein may not apply to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

ARGENTINA

Notifications

Securities Law Information

You understand that neither the RSUs nor the shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. Therefore, the offer of the RSUs does not constitute a public offering as defined under Argentine law. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information

If you transfer proceeds from the sale of shares of Common Stock and any cash dividends into Argentina, you may be subject to certain restrictions, including mandatory deposits. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to acquire the shares of Common Stock, etc.). You are solely responsible for complying with the exchange control rules that may apply to you in connection with your participation in the Plan and/or transfer of proceeds from the sale of shares of Common Stock or receipt of dividends acquired under the Plan into Argentina. Prior to transferring funds into or out of Argentina, you should consult your local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.

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Foreign Asset/Account Reporting Information

Argentinian residents must report any shares of Common Stock acquired under the Plan and held by the resident on December 31 of each year on their annual tax return for that year.

AUSTRALIA

Notifications

Securities Law Information

The offering and resale of the shares of Common Stock acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding any applicable disclosure requirements prior to accepting any such offer.

No Advice or Recommendation

This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation.  The information contained in this Agreement is not a recommendation by the Company or any other person that any investor subscribe for shares of Common Stock in the Company.  You must conduct your own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring shares of Common Stock in the Company on the basis of such independent assessment and investigation.

Terms and Conditions

Exchange Control

You acknowledge and agree that it is your sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the RSUs or subsequent sale of the shares of Common Stock and any dividends (if any) and that you shall be responsible for any reporting of inbound international fund transfers required under Applicable Laws. You are advised to seek appropriate professional advice as to how the exchange control regulations apply to your specific situation.

Offer of RSUs

The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept the RSUs.

The offer shall specify the maximum number of shares of Common Stock you may accept under the RSUs, the Grant Date, Vesting Commencement Date, the Expiration Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the RSUs or the resulting shares of Common Stock (all of which may be set by the Board in its absolute discretion).

The offer is intended to receive tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Agreement.

The offer shall be accompanied by an acceptance form and a copy of the Plan and this Agreement or, alternatively, details on how you may obtain a copy of the Plan and this Agreement.

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Where the Board is to make an offer to a casual employee or a consultant, it will do so where:

(1)           For a casual employee, the individual who performs the work under or in relation to the contract is or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company;

(2)           For a contractor:

(a)   if an individual with whom the Company has entered into a contract for the provision of services under which the individual performs work for the Company; or

(b)   if a Company with whom the Company has entered into a contract for the provision of services under which an individual, who is a director of the Company or their spouse, performs work for the Company;

where the individual who performs the work under or in relation to the contract is, or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company.

Grant of RSUs

If you validly accept the Board’s offer of RSUs, the Board must grant you the RSUs for the number of shares of Common Stock for which the RSUs were accepted. However, the Board must not do so if you have ceased to be an eligible person at the date when the RSUs are to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) without a disclosure document, product disclosure statement or similar document.

The Company must provide a copy of this Agreement in respect of the RSUs granted to you to be executed by you as part of the offer to you.

CZECH REPUBLIC

Notifications

Securities Law Information

The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Czech Republic.

Exchange Control Information

The Czech National Bank may require you to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account (if applicable). However, because exchange control regulations change frequently and without notice, you are advised to consult a personal legal advisor prior to the exercise of the RSUs to ensure compliance with current regulations. You understand and agree that it is your responsibility to comply with applicable Czech exchange control laws.

FRANCE

Terms and Conditions

RSUs Not Tax-Qualified

The RSUs are not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code.  You are encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the RSUs.

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Language Consent

By accepting the RSUs, you confirm having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language.  You accept the terms of those documents accordingly. You confirm that you have a good knowledge of the English language.

En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.

Notifications

Securities Law Information

The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.

Foreign Asset/Account Reporting Information

You may hold shares of Common Stock acquired upon vesting/settlement of the RSUs, any proceeds resulting from the sale of shares of Common Stock or any dividends paid on such shares of Common Stock outside of France, provided you declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with  your annual income tax return.  Failure to complete this reporting may trigger penalties for you.

INDIA

Terms and Conditions

Tax Withholding

The following provision supplements Section 6 of this Agreement:

You agree that under the provisions of the (Indian) Income Tax Act, 1961, the employer and/or the Company would be required to withhold Tax Obligations on the value of the benefit earned by you as a result of your participation in the Plan. Such benefit shall be computed according to the provisions of the (Indian) Income Tax Act, 1961, read with the (Indian) Income Tax Rules, 1962.

You agree that the employer and/or the Company may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that you may have to recover any overpayment from the relevant tax authorities. You agree that the employer and/or the Company may withhold the Tax Obligations from your wages or other cash compensation paid to you by the Company and/or the employer. You agree to pay to the Company or the employer the Tax Obligations that the Company or the employer may be required to withhold or account, if such Tax Obligations cannot be satisfied by the means previously described.

You acknowledge that, regardless of any action taken by the Company or the employer, the ultimate liability for all Tax Obligations is and remains the responsibility of you and may exceed the amount actually withheld by the Company or the employer.

Notifications

Exchange Control Information

You understand and agree that you must repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate ("FIRC") from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

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Foreign Asset/Account Reporting Information

Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Common Stock acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is your ability to comply with applicable foreign asset tax laws in India and you should consult with your personal tax advisor to ensure that you are properly reporting your foreign assets and bank accounts. Your local employer will issue a Form 16 to you and report perquisites in Form 12BA after the end of Financial Year.

MEXICO

Terms and Conditions

Labor Law Acknowledgment.

These provisions supplement Section 24 of this Agreement:

Modification. By accepting the RSUs, you understand and agree that any modification of the Plan or this Agreement or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

Policy Statement. The grant of the RSUs made under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company with registered offices at 125 S. Wacker Drive, Suite 3150, Chicago IL 60606, is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is the Company’s Mexican Affiliate, nor does it establish any rights between you and the employer.

Plan Document Acknowledgment

By accepting the grant of RSUs, you acknowledge that you have received copies of the Plan, have reviewed the Plan and this Agreement in their entirety and fully understand and accept all provisions of the Plan and this Agreement.

In addition, by signing this Agreement, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in Section 24 of this Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) none of the Affiliates or the Company is responsible for any decrease in the value of the shares of Common Stock underlying the RSUs.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of the participation in the Plan and therefore grant a full and broad release to the employer, the Company and any Affiliates with respect to any claim that may arise under the Plan.

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PHILIPPINES

Notifications

Securities Law Information

You are not permitted to sell or otherwise dispose of the shares of Common Stock acquired upon vesting of the RSUs within the Philippines. You will be permitted to sell or dispose of shares of Common Stock acquired upon the vesting of the RSUs, provided the resale of shares of Common Stock takes place outside the Philippines. You may sell shares of Common Stock to the Company, provided the Company is located outside the Philippines, or should the Company’s shares of Common Stock be publicly traded, you may sell shares of Common Stock through the facilities of a stock exchange on which the shares of Common Stock are listed, provided it is outside the Philippines.

The RSUs being offered herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”) and is exempt from such registration requirement under Section 10.1 of the 2015 Implementing Rules and Regulations of SRC. Any future offer thereof is subject to the registration requirements under the SCR uncles such offer qualifies as an exempt transaction.

SINGAPORE

Notifications

Securities Law Information

The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  You should note that the RSUs are subject to section 257 of the SFA and you will not be able to make any subsequent sale in Singapore of the shares of Common Stock acquired through the vesting of the RSUs or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation

If you are the chief executive officer (“CEO”) or a director, associate director or shadow director of one of the Affiliates in Singapore, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing within two business days of any of the following events: (i) acquiring or disposing of an interest in the Company (e.g., RSUs or shares of Common Stock) or in any Affiliate, (ii) any change in a previously-disclosed interest (e.g., upon vesting of RSUs), or (iii) becoming the CEO or a director, associate director or shadow director of an Affiliate in Singapore, if you hold such an interest at that time.

 SPAIN

Terms and Conditions

Service Conditions

This provision supplements Section 24 of this Agreement:

In accepting the RSUs, you consent to participate in the Plan and acknowledges that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or any Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate, over and above the specific terms of the Plan. Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs and any shares of Common Stock acquired upon exercise of the RSUs are not part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the RSUs would not be granted to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs shall be null and void.

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The RSUs are conditional rights to shares of Common Stock and will be forfeited in the case of your termination of employment. This will be the case even if (1) you are considered to be unfairly dismissed without cause (despido improcedente); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) you terminate employment due to a change of work location, duties or any other material modification of the terms of employment; (4) you terminate employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) your employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of your employment for any of the reasons set forth above, you will automatically lose any rights to the unvested RSUs granted to you as of the date of your termination of employment, as described in the Plan and this Agreement.

Notifications

Securities Law Information

The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.

The RSUs do not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information

You must declare the acquisition and sale of shares of Common Stock to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because you will not acquire or sell the shares of Common Stock through the use of a Spanish financial institution, you must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares of Common Stock are owned as of December 31 of each year; however, if the value of the shares of Common Stock or the sale proceeds exceed certain designated amount, a declaration must be filed within one month of the acquisition or sale, as applicable.

Foreign Asset/Account Reporting Information

To the extent that you hold shares of Common Stock and/or has bank accounts outside Spain with a value in excess of certain designated amount (for each type of asset) as of December 31 each year, you will be required to report information on such assets through tax form 720. After such shares of Common Stock and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported shares of Common Stock or accounts increases by more than certain designated amount. You should consult your personal advisor in this regard. Further, you are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares of Common Stock held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed certain designated amount.

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SWITZERLAND

Notifications

Securities Law Information

The grant of the RSUs is considered a private offering and therefore is not subject to securities registration in Switzerland.

THAILAND

Notifications

Exchange Control Information

Thai residents realizing cash proceeds in excess of US$200,000 in a single transaction from the sale of shares of Common Stock or dividends paid on such shares of Common Stock must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. You should consult with your personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. You are responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED ARAB EMIRATES

Notifications

Securities Law Information

Participation in the Plan is being offered only to selected employees and is in the nature of providing equity incentives to employees in the United Arab Emirates.  The Plan and this Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person.  Prospective acquirers of the securities offered, including you, should conduct their own due diligence on the securities.

If you do not understand the contents of the Plan and this Agreement, you should consult an authorized financial adviser.  The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or this Agreement nor taken steps to verify the information set out therein and have no responsibility for such documents.

UNITED KINGDOM

Notifications

Securities Law Information

The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the United Kingdom.

Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this Agreement. This Agreement and the RSUs are exclusively available in the UK to bona fide employees and former employees of the Company or its Affiliate.

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Non-Qualified Grants

The RSUs are not intended to be tax-qualified or tax preferred under current tax rules and regulations in the United Kingdom.

Tax Consultation

You understand that you may suffer adverse tax consequences as a result of your acquisition, holding, or disposition of the shares of Common Stock. You represent that you will consult with any tax advisors that you deem appropriate in connection with the acquisition, holding, or disposition of the shares of Common Stock and that you are not relying on the Company and/or any Affiliate for any tax advice.

Prohibition Against Insider Dealing

You should be aware of:

1.	the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and

2.	the UK's insider dealing rules under the Criminal Justice Act 1993,

each of which may affect transactions under the Plan such as the acquisition or sale of shares of Common Stock acquired under the Plan, if you have inside information regarding the Company. If you are uncertain whether the insider dealing rules apply, the Company recommends that you consult with a legal advisor. The Company cannot be held liable if you violate the UK's insider dealing rules. You are responsible for ensuring your compliance with these rules.

{Glossary begins on next page}

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GLOSSARY

(a)       “Administrator” means the Board of Directors of Whole Earth Brands, Inc. or such committee or committees or officer or officers appointed by the Board to administer the Plan.

(b)       “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Whole Earth Brands, Inc. For this purpose, “control” means ownership of more than 50% of the total combined voting power or value of all classes of stock or interests of the entity.

(c)       “Agreement” means this document, as amended from time to time, together with the Notice and the Plan which are incorporated herein by reference.

(d)       “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

(e)       “Change in Control” has the meaning set forth in the Plan.

(f)       “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.

(g)       “Common Stock” means the common stock, US$.01 par value per share, of Whole Earth Brands, Inc.

(h)       “Company” includes Whole Earth Brands, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Whole Earth Brands, Inc.

(i)       “Fair Market Value” has the meaning set forth in the Plan.

(j)       “Grant Date” means the effective date of a grant of RSUs made to you as set forth in the relevant Notice.

(k)       “Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of a grant of RSUs made to you.

(l)       “Plan” means the Whole Earth Brands 2020 Long-Term Incentive Plan, as amended from time to time.

(m)       “RSU” means the Company’s commitment to issue one share of Common Stock at a future date, subject to the terms of the Agreement and the Plan.

(n)       “Service” means your employment, service as a non-executive director, or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger, or other corporate transaction, the trade, business, or entity with which you are employed or otherwise have a service relationship is not Whole Earth Brands, Inc., or its successor or an Affiliate of Whole Earth Brands, Inc. or its successor.

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(o)       “You” or “Your” means the recipient of the RSUs as reflected on the applicable Notice. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement}

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